SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
         [ ]   Preliminary proxy statement
         [ ]   Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)(2))
         [X]   Definitive proxy statement
         [ ]   Definitive additional materials
         [ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          SECURE COMPUTING CORPORATION
                (Name of Registrant as Specified in Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

    [X]  No fee required.
    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.

         (1) Title of each class of securities to which transaction applies:________________________

         (2)      Aggregate number of securities to which transaction applies:
                  _________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_________________

         (4)      Proposed maximum aggregate value of transaction:_____________

         (5)      Total fee paid:________________

    [ ]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:_________________

         (2)      Form, Schedule or Registration Statement No.:_____________

         (3)      Filing Party:_______________

         (4)      Date Filed:_______________

                                  [Secure Logo]



                          SECURE COMPUTING CORPORATION
                          ONE ALMADEN BLVD., SUITE 400
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 918-6100


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 80 South Eighth Street, Suite 5000, IDS Tower, Minneapolis, Minnesota, at 2:00 p.m., local time, on Thursday, May 14, 1998.

     The Notice of Annual Meeting of Stockholders and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the proxy and vote in person at that time if you so desire.

                                            Sincerely,



                                            Jeffrey H. Waxman
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER


April 29, 1998

                                     [LOGO]

                          SECURE COMPUTING CORPORATION

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1998
                    ----------------------------------------

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Secure Computing Corporation, a Delaware corporation (the "Company"), will be held at the 80 South Eighth Street, Suite 5000, IDS Tower, Minneapolis, Minnesota, at 2:00 p.m., local time, on Thursday, May 14, 1998 for the following purposes:

         1. To elect two directors of the Company to serve for a three year term that expires upon the Annual Meeting of Stockholders in 2001, or until their successors are duly elected.

         2. To approve an amendment to the Company's Amended and Restated 1995 Omnibus Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,500,000 shares.

         3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 1998.

         4. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only holders of record of the Company's Common Stock at the close of business on March 30, 1998, the record date, are entitled to notice of and to vote at the Annual Meeting.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                      By Order of the Board of Directors


San Jose, California
April 29, 1998

--------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                          SECURE COMPUTING CORPORATION

                             ----------------------
                                 PROXY STATEMENT
                     FOR 1998 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                               PROCEDURAL MATTERS

GENERAL

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Secure Computing Corporation, a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 14, 1998 at 2:00 p.m., Central Daylight Time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the 80 South Eighth Street, Suite 5000, IDS Tower, Minneapolis, Minnesota. The Company's headquarters are located at One Almaden Blvd., Suite 400, San Jose, California 95113, and its telephone number at that location is (408) 918-6100.

         These proxy solicitation materials were mailed on or about April 20, 1998, together with the Company's 1997 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

         Stockholders of record at the close of business on March 30, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 15,993,994 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AT THE ANNUAL MEETING

         On all matters to be presented at the Annual Meeting, each share has one vote. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding as of the Record Date is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes of the outstanding shares of Common Stock present or represented by proxy at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required (i) to approve the amendment to the Amended and Restated 1995 Omnibus Stock Plan and (ii) to ratify the appointment of the auditors.

         Abstentions and broker non-votes will be included for purposes of determining whether a quorum of shares is present at the Annual Meeting. However, abstentions and broker non-votes will not be included in the tabulation of the voting results on the election of directors or on issues requiring approval of a majority of the votes cast. Under the General Corporation Law of the State of Delaware, the Company's state of incorporation, an abstaining vote is not deemed to be a "vote cast." A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

PROXIES

         All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies, if not revoked prior thereto. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by delivery of a written notice of revocation or a duly executed proxy to the Secretary of the Company bearing a date later than the prior proxy relating to the same shares, or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting.

EXPENSES OF SOLICITATION

         All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, telegram, letter or facsimile. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

         Stockholders may present proper proposals for inclusion in the Company's proxy materials for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be included in the Company's proxy materials for the next Annual Meeting, stockholder proposals must be received by the Company no later than December 31, 1998, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                              ELECTION OF DIRECTORS

GENERAL

         The Company's Board of Directors currently consists of six persons, divided into three classes serving staggered terms of office. Currently there are three directors of Class I and two directors of each of Class II and Class
III. Two Class II directors are to be elected at the Annual Meeting. The Class II directors elected at the Annual Meeting will serve for three-year terms, or until their successors have been duly elected and qualified.

VOTE REQUIRED

         A plurality of votes duly cast at the Annual Meeting will be required to elect each director.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED BELOW.

DIRECTORS AND NOMINEES FOR DIRECTOR

         The following table sets forth the name, age and certain other information regarding the nominee for director.



       NAME                 AGE              PRINCIPAL OCCUPATION
       ----                 ---              --------------------
Betsy S. Atkins...........  44       Private Investor
Steven M. Puricelli.......  45       Costine Associates, L.P., General Partner

         BETSY S. ATKINS has been a director of the Company since April 1997. Ms. Atkins has been a consultant and private investor since August 1993. From January 1990 to August 1993, she served as President, Chief Executive Officer and a Director of Nellson Candies, a producer of specialized foods. Ms. Atkins is a director of Ascend Communications Corporation.

         STEPHEN M. PURICELLI has been a director of the Company since February 1990. Mr. Puricelli has been a General Partner of Costine Associates, L.P., which is the corporate general partner of Corporate Venture Partners, since its inception in April 1988. Corporate Venture Partners is a venture capital fund headquartered in Ithaca, New York.

         The remaining directors of the Company as of the date of this Proxy Statement, and certain information about them as of the Record Date, are set forth below. Dennis J. Shaughnessy has submitted his resignation as a director, effective as of the Annual Meeting.

       NAME              AGE       PRINCIPAL OCCUPATION
       ----              ---       --------------------
Eric P. Rundquist........ 50     Eric Thomas, Inc., Chief Executive Officer
Jeffrey H. Waxman........ 51     Chief Executive Officer
Dennis J. Shaughnessy.... 50     Grotech Capital Group, Managing Director
Robert J. Frankenberg.... 50     Encanto Networks, Inc., Chief Executive Officer

         ERIC P. RUNDQUIST has been a director of the Company since August 1996 and prior to its acquisition by the Company was a director of Enigma Logic, Inc. from 1994 to August 1996. In 1991, Mr. Rundquist founded and since that time has been President and Chief Executive Officer of Eric Thomas, Inc., a firm that assists medium to large corporations in managing their federal and state income, sales and property tax matters.

         JEFFREY H. WAXMAN has been Chairman of the Board since January 1997 and Chief Executive Officer of the Company since November 1996. From June 1995 through August 1996, Mr. Waxman was the Executive Vice President and General Manager of the Application Group of Novell Inc., a network software provider. From November 1992 through June 1995, Mr. Waxman was the President and Chief Executive Officer of ServiceSoft Corporation, a diagnostics software company. From June 1988 through January 1992, Mr. Waxman was the Chief Executive Officer of Uniplex, Inc. Mr. Waxman currently serves on the Board of Directors of ComTel.

         DENNIS J. SHAUGHNESSY has been a director of the Company since March 1993. Since 1989 Mr. Shaughnessy has been a Managing Director of Grotech Capital Group of Baltimore, Maryland, a venture capital fund. Mr. Shaughnessy also is a director of TESSCO Technologies, Inc., Forensic Technologies International and Polk Audio, Inc..

         ROBERT J. FRANKENBERG has been a director of the Company since December 1996. Mr. Frankenberg is the President & Chief Executive Officer of Encanto Networks, Inc., an internet e-commerce provider. From April 1994 to August 1996, he was President, Chief Executive Officer and a director of Novell, Inc. Mr. Frankenberg was also Chairman of the Board of Novell, Inc. from August 1994 to August 1996. From April 1991 to April 1994, he was Vice President and General Manager of Personal Information Products Group at Hewlett Packard Company. Mr. Frankenberg currently serves a director of America Online, Inc., Electroglas, Inc., Wall Data, Inc., Daw Technologies, Inc. and Caere Corp.

         Following the Annual Meeting, there will be two vacancies on the Company's Board of Directors, which vacancies will be filled by the Board of Directors in accordance with the Company's Certificate of Incorporation and Bylaws.

         None of the directors is related to any other director or to any executive officer of the Company.

BOARD MEETINGS AND COMMITTEES

         During fiscal 1997, the Board of Directors held nine meetings (including regularly scheduled and special meetings), and all of the incumbent directors attended 75% or more of the meetings of the Board of Directors and committees, if any, upon which such directors served. Certain matters were approved by the Board of Directors by unanimous written consent.

         The Board of Directors of the Company currently has three standing committees: an Audit Committee, Compensation Committee and Nominating Committee.

         AUDIT COMMITTEE. The Company's Audit Committee consists of Messrs. Puricelli, Rundquist and Shaughnessy. The Audit Committee makes recommendations concerning the selection and appointment of independent auditors, reviews the scope and findings of the completed audit, and reviews the adequacy and effectiveness of the Company's accounting policies and system of internal accounting controls. The Audit Committee met two times during 1997.

         COMPENSATION COMMITTEE. The Company's Compensation Committee consists of Messrs. Puricelli (Chairman) and Shaughnessy and Ms. Atkins. The Compensation Committee annually reviews and acts upon the Chief Executive Officer's compensation package and sets compensation policy for the other employees of the Company, as well as acting upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans. The Compensation Committee also administers the Secure Computing Corporation Amended and Restated 1995 Omnibus Stock Plan discussed below, the Secure Computing Corporation Employee Stock Purchase Plan and the 1997 Non-Officer Stock Option Plan. The Compensation Committee met thirteen times during 1997.

         NOMINATING COMMITTEE. The Nominating Committee presently consists of Messrs. Puricelli (Chairman), Shaughnessy and Waxman. The Company's Nominating Committee advises and makes recommendations to the Board on all matters concerning the selection of candidates as nominees for election as directors. The Nominating Committee met three times during 1997.

         The Nominating Committee will consider persons recommended by stockholders in selecting nominees for election to the Board of Directors. Stockholders who wish to suggest qualified candidates should write to: Secure Computing Corporation, One Almaden Blvd., Suite 400, San Jose, California 95113,
Attention: Chairman, Nominating Committee. All recommendations should state in detail the qualification of such persons for consideration by the Nominating Committee and should be accompanied by an indication of the person's willingness to serve.

DIRECTOR COMPENSATION

         Effective June 1997, each member of the Board of Directors who is not an employee of the Company (an "Outside Director"), following an Annual Meeting of Stockholders is granted, by virtue of serving as an Outside Director, an option to purchase 35,000 shares of Common Stock of the Company at an exercise price equal to the fair market value of the Common Stock on the date of grant. These stock options become fully exercisable on the date of the Annual Meeting of Stockholders next following the grant of the option and expire ten years from the date of grant. Outside Directors who are elected between Annual Meetings of Stockholders of the Company are granted an option on terms similar to those awarded at an Annual Meeting, except that the number of shares covered by such option is pro-rated to reflect the number of months that have expired from the date of the prior Annual Meeting.

         During 1997, the Compensation Committee of the Board of Directors granted each Outside Director an option to purchase 35,000 shares of Common Stock of the Company.

                                  PROPOSAL TWO

                      APPROVAL OF THE AMENDED AND RESTATED
                       1995 OMNIBUS STOCK PLAN, AS AMENDED

PROPOSED AMENDMENTS REQUIRING STOCKHOLDER APPROVAL

         In September 1995, the Board of Directors of the Company adopted, and the Company's stockholders approved, the Company's 1995 Omnibus Stock Plan. As described below, the Board of Directors, subject to stockholder approval, also has approved an amendment to the Omnibus Stock Plan to increase by 2,500,000 (from 5,244,131 to 7,744,131) the number of shares of Common Stock available for issuance under the Omnibus Stock Plan. The purpose of this amendment is to ensure that the Company has flexibility to meet its foreseeable future needs for awards to be granted under the Omnibus Stock Plan.

         The Board of Directors has directed that the Omnibus Stock Plan, as amended and restated, be submitted to the stockholders in its entirety for approval. The Omnibus Stock Plan, as amended and restated, is attached hereto as
Exhibit 1.

         As of March 30, 1998, an aggregate of 1,693,344 shares had been issued under the Omnibus Stock Plan and options to purchase 3,469,168 shares were outstanding under the Omnibus Stock Plan, leaving only 81,619 shares available for stock option grants. Options outstanding at March 30, 1998 have per share exercise prices ranging from $.01 to $30.00, or a weighted average per share exercise price of $6.31, and expire ten years from the date of grant of the option on dates ranging from March 2001 to February 2007 (unless exercised prior to that time). Approximately 350 employees are currently eligible to participate in the Omnibus Stock Plan. Stockholder approval of the proposed increase in the number of shares under the Omnibus Stock Plan is also necessary to provide for compensation of non-employee directors, who receive stock option awards for their service.

         If stockholders approve the Omnibus Stock Plan, as amended and restated, options to purchase an aggregate of 2,581,619 shares of Common Stock would be available for future stock option grants under the Omnibus Stock Plan.

DESCRIPTION OF AMENDED AND RESTATED 1995 OMNIBUS STOCK PLAN

PURPOSE

         The purpose of the Omnibus Stock Plan is to motivate key personnel, including non-employee directors, to produce a superior return to the stockholders of the Company by offering such personnel an opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate financial performance. The Omnibus Stock Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability by providing an attractive capital accumulation opportunity.

ADMINISTRATION

         The Omnibus Stock Plan is administered by a committee (the "Committee") of two or more directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee of the Board of Directors currently serves as the Committee that administers the Omnibus Stock Plan, of which all three members are "non-employee directors" for purposes of Exchange Act Rule 16b-3 and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the provisions of the Omnibus Stock Plan, the Committee has the exclusive power to make awards under the Omnibus Stock Plan, to determine when and to whom awards will be granted, and the form, amount and other terms and conditions of each award. The Committee has the authority to interpret the Omnibus Stock Plan and any award or agreement made under the Omnibus Stock Plan, Omnibus Stock and to make all other determinations necessary or advisable for the administration of the Omnibus Stock Plan. The Committee may delegate all or part of its responsibilities under the Omnibus Stock Plan to persons who are not "non-employee directors" within the meaning of Exchange Act Rule 16b-3 for purposes of determining and administering awards solely to employees who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

         Notwithstanding the foregoing, the granting, terms, conditions and eligibility requirements of Outside Director Options (as defined in the Omnibus Stock Plan) are governed solely by the provisions of the Omnibus Stock Plan and the Committee has no discretion with respect to the granting of such awards or to alter or amend any terms, conditions or eligibility requirements of such awards to outside directors. The provisions for automatic stock option grants to outside directors are non-exclusive. Pursuant to its authority under the Omnibus Stock Plan, the Committee canceled and reissued all outstanding Outside Director Options with an exercise price per share above $6.125 as part of the February 13, 1997 option repricing. This action resulted in all the outstanding Outside Director Options having an exercise price of $6.125 per share. See "Executive Compensation--Report of the Compensation Committee--Repricings of Stock Options".

NUMBER OF SHARES AND ELIGIBILITY

         The total number of shares of Company Common Stock available for distribution under the Omnibus Stock Plan is presently 5,244,131 (7,744,131 as the Omnibus Stock Plan is proposed to be amended), subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. Section 162(m) of the Code places limits on the deductibility for Federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock appreciation rights granted to such persons, the Plan provides that no participant may presently receive, in any one calendar year, any combination of options and stock appreciation rights relating to more than 750,000 shares of Common Stock in the aggregate under the Omnibus Stock Plan.

         All employees of the Company and its affiliates are eligible to receive awards under the Omnibus Stock Plan at the discretion of the Committee. Outside directors will receive grants of non-statutory options as set forth under "Types of Awards--Outside Director Options". Awards other than incentive stock options also may be awarded by the Committee to individuals who are not employees or outside directors but who provide services to the Company or its affiliates in the capacity of an independent contractor. Incentive stock options may be granted only to employees.

         The Omnibus Stock Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. Such agreements are subject to amendment, including unilateral amendments by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the recipient and are not required as a matter of law. Any shares of Common Stock subject to an award under the Omnibus Stock Plan which are not used because the terms and conditions of the award are not met may again be used for an award under the Omnibus Stock Plan. However, shares of Common Stock with respect to which a stock appreciation right has been exercised (in cash and/or in stock) may not again be awarded under the Omnibus Stock Plan.

TYPES OF AWARDS

         The types of awards that may be granted under the Omnibus Stock Plan include incentive and non-statutory stock options, stock appreciation rights, restricted stock, performance units and other stock-based awards (awards of, or based on, stock other than options, stock appreciation rights, restricted stock or performance units).

Subject to certain restrictions applicable to outside director options and incentive stock options, awards will be exercisable by the recipients at such times as are determined by the Committee.

         In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of awards that may be granted under the Omnibus Stock Plan are as follows:

         INCENTIVE AND NON-STATUTORY STOCK OPTIONS. Options may be granted to recipients at such exercise prices as the Committee may determine but not less than 50% of their fair market value (as defined in the Omnibus Stock Plan) as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that, unless applicable federal tax laws are modified, (1) no incentive stock option may be granted at less than fair market value, (2) no incentive stock options may be granted more than ten years after the effective date of the Omnibus Stock Plan, (3) an incentive stock option shall not be exercisable more than ten years after the date of grant, and (4) the aggregate fair market value of the shares of the Company's Common Stock with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 under the Omnibus Stock Plan or any other plan of the Company. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than ten percent of the combined voting power of all classes of stock of the Company.

         The purchase price payable upon exercise of options may be payable in cash, or through a reduction of the number of shares of Common Stock delivered to the participant upon exercise of the option or by delivering stock already owned by the participant (where the fair market value of the shares of Common Stock withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the applicable award agreement. To the extent permitted by law, the participants may simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price.

         OUTSIDE DIRECTOR OPTIONS. Beginning with the 1996 Annual Meeting of Stockholders, and for each subsequent Annual Meeting of Stockholders thereafter, each outside director is granted an option to purchase 35,000 shares of Common Stock at the conclusion of each such Annual Meeting at a price equal to the fair market value of a share of Common Stock on the date of grant, such options to vest on the date of the next Annual Meeting of Stockholders subsequent to the grant. Each person who is elected to be an outside director between Annual Meetings of Stockholders shall be granted a stock option on the date such person is elected. The number of shares of Common Stock covered by such option shall be pro-rated from 35,000 for the number of months which have expired from the most recent Annual Meeting of Stockholders, such options to vest on the date of the next Annual Meeting of Stockholders subsequent to the grant.

         STOCK APPRECIATION RIGHTS AND PERFORMANCE UNITS. The value of a stock appreciation right granted to a recipient is determined by the appreciation in the Company's Common Stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The recipient receives all or a portion of the amount by which the fair market value of a specified number of shares of Common Stock, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of Common Stock to which the right relates determined as of the date the stock appreciation right is granted. A stock appreciation right may be granted in connection with a previously or contemporaneously granted option, or independent of any option. No stock appreciation right may be exercised less than six months from the date it is granted unless the recipient dies or becomes disabled.

         Performance units entitle the recipient to payment in amounts determined by the Committee based upon the achievement of specified performance targets during a specified term. With respect to recipients who are "covered employees" under Section 162(m) of the Code, such performance targets will consist of one or any combination of two or more of revenue, revenue per employee, earnings before income tax (profit before taxes), earnings before interest and income tax, net earnings (profits after taxes), earnings per employee, tangible, controllable or total asset turnover, earnings per share, operating income, total stockholder return, market share, return on equity, before- or after-tax return on net assets, distribution expense, inventory turnover, or economic value added, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance.

         Payments with respect to stock appreciation rights and performance shares of Common Stock may be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as determined by the Committee.

         RESTRICTED STOCK AND OTHER STOCK-BASED AWARDS. The Company's Common Stock granted to recipients may contain such restrictions as the Committee may determine, including provisions requiring forfeiture and imposing restrictions upon stock transfer. A participant with a restricted stock award shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote. The Committee may also from time to time grant awards of unrestricted stock or other stock-based awards such as awards denominated in stock units, securities convertible into stock and phantom securities.

TRANSFERABILITY

         During the lifetime of a participant to whom an award is granted, only such participant (or such participant's legal representative) may exercise an option or stock appreciation right or receive payment with respect to performance units or any other award. No award of restricted stock (prior to the expiration of the restrictions), options, stock appreciation rights, performance units or other stock-based award (other than an award of stock without restrictions) may be sold, assigned, transferred, exchanged or otherwise encumbered (other than pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules thereunder); provided, however, that any participant may transfer a non-statutory stock option granted under the Omnibus Stock Plan to a member or members of his or her immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the agreement with respect to such options, which must be approved by the Committee, expressly so provides either at the time of initial grant or by amendment to an outstanding agreement and (ii) the participant does not receive any consideration for the transfer. Notwithstanding the foregoing, an award may be transferable to a successor in the event of a participant's death.

ACCELERATION OF AWARDS, LAPSE OF RESTRICTIONS

         The Committee may accelerate vesting requirements, performance cycles and the expiration of the applicable term or restrictions, and adjust performance targets and payments, upon such terms and conditions as are set forth in the participant's agreement, or otherwise in the Committee's discretion, which may include, without limitation, acceleration resulting from a change in control, fundamental change (as such term is defined in the Omnibus Stock Plan), a recapitalization, a change in accounting practices of the Company, a change in the participant's title or employment responsibilities, or the participant's death, disability or retirement.

DURATION, ADJUSTMENTS, MODIFICATIONS, TERMINATION

         The Omnibus Stock Plan will remain in effect until all stock subject to it is distributed or all awards have expired or lapsed, whichever occurs later, or the Omnibus Stock Plan is terminated as described below.

         In the event of a fundamental change, recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, the Committee has the discretion to adjust the number and type of shares of Common Stock available for awards or the number and type of shares of Common Stock and amount of cash subject to outstanding awards, the option exercise price of outstanding options, and outstanding awards of performance units and payments with regard thereto. Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such events as may be specified in the related agreements, which may include a change in control.

         The Omnibus Stock Plan also gives the Board the right to terminate, suspend or modify the Omnibus Stock Plan, except that amendments to the Omnibus Stock Plan are subject to stockholder approval if needed to comply with Exchange Act Rule 16b-3, the incentive stock option provisions of the Code, their successor provisions, or any other applicable law or regulation.

         Under the Omnibus Stock Plan, the Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the recipients upon the occurrence of a fundamental change.

SUMMARY OF FEDERAL TAX CONSIDERATIONS

         The Company has been advised by its counsel that awards made under the Omnibus Stock Plan generally will result in the following tax events for United States citizens under current United States federal income tax laws.

INCENTIVE STOCK OPTIONS

         A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the Omnibus Stock Plan although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares of Common Stock acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares of Common Stock after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares of Common Stock by a recipient after the expiration of the statutory holding periods.

         Except in the event of death, if shares of Common Stock acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a "disqualifying disposition"), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise of the option. Unless limited by Section 162(m) of the Code, the Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares of Common Stock that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares of Common Stock have not been met, the recipient will be treated as having made a disqualifying disposition of such shares of Common Stock, and the tax consequences of such disqualifying disposition will be as described above.

         The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.

NON-STATUTORY STOCK OPTIONS

         A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-statutory stock option is granted under the Omnibus Stock Plan. At the time of exercise of a non-statutory stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction (unless limited by Section 162(m) of the Code), equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares of Common Stock, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, depending on the holding period.

STOCK APPRECIATION RIGHTS AND PERFORMANCE UNITS

         Generally (1) the recipient will not realize income upon the grant of a stock appreciation right or performance unit award, (2) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year that cash, shares of Common Stock or a combination of cash and shares of Common Stock are delivered to the recipient upon exercise of a stock appreciation right and (3) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares of Common Stock received by the recipient upon exercise of a stock appreciation right or in payment of a performance share award are the same as described below with respect to a disposition of unrestricted shares of Common Stock.

RESTRICTED AND UNRESTRICTED STOCK

         Unless the recipient files an election to be taxed under Section 83(b) of the Code, (1) the recipient will not realize income upon the grant of restricted stock, (2) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire, and (3) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

         With respect to awards of unrestricted stock, (1) the recipient will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock, and (2) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

         When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares of Common Stock on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

         THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS, AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS, STOCK APPRECIATION RIGHTS, PERFORMANCE UNITS AND STOCK PURCHASE RIGHTS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

WITHHOLDING

         The Omnibus Stock Plan permits the Company to withhold from awards an amount sufficient to cover any required withholding taxes. If permitted by the Committee, in lieu of cash, a participant may elect to cover withholding obligations through a reduction in the number of shares of Common Stock to be delivered to such participant or by delivery of shares of Common Stock already owned by the participant.

BOARD OF DIRECTORS' RECOMMENDATION

         The Board of Directors, subject to obtaining stockholder approval, approved amendments to the Omnibus Stock Plan to increase the total number of shares of Common Stock available for issuance under the Omnibus Stock Plan from 5,244,131 to 7,744,131, and to restate the Omnibus Stock Plan in its entirety. The Board directed that the Omnibus Stock Plan, as amended and restated, be submitted in its entirety to the stockholders for approval. The text of the proposed Omnibus Stock Plan is set forth in Exhibit 1 to this Proxy Statement. The changes described above are the only substantive changes to the Omnibus Stock Plan as described herein.

VOTE REQUIRED AND RECOMMENDATION

         At the Annual Meeting, the stockholders are being asked to approve the amendment to the 1995 Omnibus Stock Plan. The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting will be required to approve the amendment to the 1995 Omnibus Stock Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE AMENDED AND RESTATED 1995 OMNIBUS STOCK PLAN.

                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


         On the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company to audit the consolidated financial statements of the Company for the year ending December 31, 1998, and recommends that the stockholders vote for ratification of such appointment.

         Ernst & Young LLP has audited the Company's financial statements since 1991. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

VOTE REQUIRED

         Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors will require the affirmative vote of a majority of the votes cast at the Annual Meeting. In the event that the stockholders do not approve the selection of Ernst & Young LLP, the Board of Directors will reconsider its selection.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of Common Stock, including shares of Secure Computing Canada Ltd., a corporation incorporated under the laws of Ontario and a wholly-owned subsidiary of the Company which shares are exchangeable into shares of the Company's Common Stock (the "Exchangeable Shares") of the Company, as of March 30, 1998 (unless otherwise noted below) by each director of the Company, by each executive officer of the Company named in the Summary Compensation Table herein, by all directors and current executive officers as a group, and by each stockholder who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, including Exchangeable Shares.

                                                     AMOUNT AND NATURE OF         PERCENTAGE OF
     NAME AND ADDRESS OF BENEFICIAL OWNERS         BENEFICIAL OWNERSHIP (1)    OUTSTANDING SHARES
     -------------------------------------         ------------------------    ------------------
Directors and Executive Officers:
     Betsy S. Atkins (2)                                          4,740               *
     James Boyle (3)                                             28,540               *
     Robert J. Frankenberg (4)                                    5,833               *
     Christine Hughes (5)                                        76,655               *
     Timothy P. McGurran (6)                                     44,603               *
     Stephen M. Puricelli (7) (8)                             1,096,597             6.8%
     Eric P. Rundquist (9)                                      114,872               *
     Dennis J. Shaughnessy (10) (11)                            254,700             1.6%
     Gary Taggart (12)                                           24,678               *
     Jeffrey H. Waxman (13)                                     252,999             1.6%
All directors and current executive officers as a group (10   1,899,217            11.5%
persons)

Other beneficial owners:
     Corporate Venture Partners (8)                           1,040,568             6.5%
         Suite 261
         171 East State Street
         Ithaca, New York 14850
     Clifford W. Swenson (14)                                 1,430,161             8.9%
         701 North First Street
         San Jose, California 95110

---------------------------
*Less than one percent

(1) Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to such shares of Common Stock.

(2) Includes 4,740 shares of Common Stock covered by options which are exercisable within 60 days of the record date.

(3) Includes 28,540 shares of Common Stock covered by options which are exercisable within 60 days of the record date.

(4) Includes 5,833 shares of Common Stock covered by options which are exercisable within 60 days of the record date.

(5) Includes 76,655 shares of Common Stock covered by options which are exercisable within 60 days of the record date but excludes 50,000 shares subject to an option that vests upon the Company's Common Stock reaching and maintaining certain target prices for a period of ten consecutive business days, the vesting date of which is unascertainable.

(6) Includes 43,332 shares of Common Stock covered by options which are exercisable within 60 days of the record date but excludes 50,000 shares subject to an option that vests upon the Company's Common Stock reaching and maintaining certain target prices for a period of ten consecutive business days, the vesting date of which is unascertainable.

(7) Represents 37,279 owned personally by Mr. Puricelli, 1,040,568 shares owned by Corporate Venture Partners and 18,750 shares of Common Stock covered by options which are exercisable within 60 days of the record date.

(8) Stephen M. Puricelli, a director of the Company, is a general partner of Costine Associates, L.P., the Corporate General Partner of Corporate Venture Partners. Mr. Puricelli disclaims beneficial ownership of shares of Common Stock owned by Corporate Venture Partners except for his proportional interest therein.

(9) Includes 18,219 shares of Common Stock covered by options which are exercisable within 60 days of the record date.

(10) Includes 26,250 shares of Common Stock covered by options which are exercisable within 60 days of the record date.

(11) Dennis J. Shaughnessy, a director of the Company, is a Managing Director of Grotech Capital Group. Mr. Shaughnessy disclaims beneficial ownership of shares of Common Stock owned by Grotech Capital Group except for his proportional interest therein.

(12) Includes 23,332 shares of Common Stock covered by options which are exercisable within 60 days of the record date but excludes 50,000 shares subject to an option that vests upon the Company's Common Stock reaching and maintaining certain target prices for a period of ten consecutive business days, the vesting date of which is unascertainable.

(13) Includes 248,999 shares of Common Stock covered by options which are exercisable within 60 days of the record date, but excludes 200,000 shares subject to an option that vests upon the Company's Common Stock reaching and maintaining certain target prices for a period of ten consecutive business days, the vesting date of which is unascertainable.

(14) Includes 1,430,101 shares of Common Stock owned by Swenson Ventures, Inc. as to which Mr. Swenson controls voting power.

                           SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four other executive officers during the last fiscal year (the "Named Executive Officers") for services rendered to the Company in all capacities during each of the three fiscal years ended December 31, 1997.

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                   ANNUAL COMPENSATION          AWARDS
                                        --------------------------------      SECURITIES
                                        FISCAL                                UNDERLYING
    NAME AND PRINCIPAL POSITION          YEAR       SALARY      BONUS(1)    OPTIONS/SARS(#)
    ---------------------------          ----       ------      --------    ---------------
Jeffrey H. Waxman,                       1997     $337,500      $      0                 --
     Chief Executive Officer,            1996       50,000(2)     34,600            750,000
     Director

Timothy P. McGurran,                     1997      136,749             0             60,000
     Senior Vice President of            1996       72,193(3)     27,500(4)         100,000
     Operations, Chief Financial
     Officer

James Boyle,                             1997      129,013             0             80,000
     Vice President of the               1996       93,510        10,500             44,375
     Government Division                 1995       24,998            --                 --

Christine Hughes                         1997      225,567             0             60,000
     Senior Vice President of            1996       29,615(5)     12,500            200,000
     Marketing and Business
     Development

Gary Taggart                             1997      213,144             0             60,000
     Vice President of Sales             1996       29,916(6)     28,750             40,000

----------------------------------------------------

(1) Unless otherwise indicated, all amounts reflect compensation earned as annual incentive bonus. Such compensation is actually paid to the recipient in the year following the year earned. See "Executive Compensation--Report of the Compensation Committee".

(2)      Mr. Waxman joined the Company in November 1996.

(3)      Mr. McGurran joined the Company in May 1996.

(4) Represents a $20,000 signing bonus in addition to compensation earned as an annual incentive bonus.

(5)      Ms. Hughes joined the Company in November 1996.

(6)      Mr. Taggart joined the Company in October 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table shows, as to the Named Executive Officers, information concerning stock options granted during the year ended December 31, 1997.

                                INDIVIDUAL GRANTS

                       NUMBER OF    PERCENT OF
                      SECURITIES   TOTAL OPTIONS                            POTENTIAL REALIZABLE VALUE AT
                      UNDERLYING    GRANTED TO                              ASSUMED ANNUAL RATES OF STOCK
                        OPTIONS    EMPLOYEES IN   EXERCISE                  PRICE APPRECIATION FOR OPTION
                        GRANTED       FISCAL        PRICE    EXPIRATION               TERMS (2)
         NAME           (#)(1)         YEAR       PER SHARE     DATE          5% ($)          10% ($)
         ----           ------         ----       ---------     ----          ------          -------
Jeffrey H. Waxman          -             -            -           -              -                -
Timothy P. McGurran     60,000(3)      3.2%        $6.125      2/13/07      $ 231,121        $ 585,685
James Boyle             60,000(3)      3.2%        $6.125      6/11/98        231,121          585,685
                        20,000         1.1%        $6.250      6/11/98         77,040          195,228
Christine Hughes        60,000(3)      3.2%        $6.125      2/13/07        231,121          585,685
Gary Taggart            60,000(3)      3.2%        $6.125      2/13/07        231,121          585,685

---------------------------

(1) Options granted pursuant to the Omnibus Stock Plan at an exercise price equal to the fair market value as determined by the Board of Directors on the date of grant. Unless otherwise indicated, each option becomes exercisable with respect to one-third of the shares of Common Stock covered thereby on each of the first through third anniversaries of the date of grant, commencing on the first anniversary of such date. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) The potential realizable value is based on a 10-year term of each option at the time of grant. Assumed stock price appreciation of 5% and 10% is mandated by rules of the Securities and Exchange Commission and is not intended to forecast actual future financial performance or possible future appreciation. The potential realizable value is calculated by assuming that the deemed fair value of the Company's Common Stock for financial statement presentation purposes on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(3) Options vest if the Company's Common Stock reaches a price by the first anniversary of the date of grant which is $5.00 greater than its fair market value on the date of grant and maintains such price for a period of ten consecutive business days, a portion of which vest if the Company's Common Stock reaches a price by the second anniversary of the date of grant which is $15.00 greater than its fair market value on the date of grant and maintains such price for a period of twenty consecutive business days, and a portion of which vest if the Company's Common Stock reaches a price by the third anniversary of the date of grant which is $25.00 greater than its fair market value on the date of grant and maintains such price for a period of ten consecutive business days.


                                AGGREGATE OPTION
                          EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during fiscal 1997 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1997. Also reported are values for unexercised "in-the-money" options, exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1997.

                                             NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN-THE-
                                              UNEXERCISED OPTIONS AT FISCAL    MONEY OPTIONS AT FISCAL YEAR
                                                       YEAR END                       END ($) (1)
                        SHARES      VALUE    ------------------------------    ----------------------------
                       ACQUIRED    REALIZED
      NAME           ON EXERCISE     ($)      EXERCISABLE    UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
      ----           -----------   --------   -----------    -------------     -----------   -------------
Jeffrey H. Waxman          -         $ -        100,000          650,000       $  568,800    $  3,697,200
Timothy P. McGurran        -           -         10,000          150,000           56,880         853,200
James Boyle                -           -         13,750          112,500           78,210         637,400
Christine Hughes           -           -         10,000          250,000           56,880       1,422,000
Gary Taggart               -           -         10,000           90,000           56,880         511,920

--------------------

(1) Market value of underlying securities based on the closing price of the Company's Common Stock on December 31, 1997 (the last trading day of fiscal 1997) on the Nasdaq National Market of $11.813 minus the exercise price.

                           TEN YEAR OPTION REPRICINGS

         The following table sets forth certain information with respect to the Company's exchange of outstanding options with certain of its officers in February 1997. For further information with respect to such option exchanges, see "Report of the Compensation Committee."

                                 NUMBER OF      MARKET                                LENGTH OF ORIGINAL
                                 SECURITIES    PRICE OF                                  OPTION TERM
                                 UNDERLYING    STOCK AT   EXERCISE PRICE     NEW     REMAINING AT DATE OF
                                  OPTIONS      TIME OF     AT TIME OF     EXERCISE        REPRICING
        NAME             DATE     REPRICED    REPRICING     REPRICING       PRICE         (IN YEARS)
        ----             ----     --------    ---------     ---------       -----    --------------------
Jeffrey H. Waxman      2/13/97    750,000      $ 6.125       $ 9.75       $ 6.125            8.75

Timothy P. McGurran    2/13/97     13,351        6.125        24.75         6.125            8.25
                                   11,649        6.125        25.75         6.125            8.25
                                   15,000        6.125        30.25         6.125            8.25
                                   60,000        6.125        14.00         6.125            8.50

James Boyle            2/13/97      9,375        6.125        24.75         6.125            8.25
                                    3,134        6.125        13.50         6.125            8.50
                                    1,900        6.125        13.50         6.125            8.50
                                   29,966        6.125        13.50         6.125            8.50

Christine Hughes       2/13/97    200,000        6.125        10.50         6.125            8.75

Gary Taggart           2/13/97     40,000        6.125         8.50         6.125            8.75

---------------------------


REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs of the Company's Chief Executive Officer. The Committee is comprised of three non-employee directors. The Committee meets periodically to review executive compensation, the design of compensation programs, stock option programs, and individual salary and awards for the Chief Executive Officer. The purpose of this report is to inform stockholders of the Company's compensation policies and the rationale for the compensation paid to the Company's current and former Chief Executive Officer and other executive officers in 1997.

COMPENSATION PHILOSOPHY

         The Company's compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company's long-term success and continued growth in stockholder value. The compensation program has been designed to provide a competitive level of total compensation and offers incentive opportunities directly linked to the Company's performance and stockholder return. The Committee believes it is in the best interests of the stockholders to reward executives when the Company's performance objectives are achieved and to provide significantly less compensation when these objectives are not met. Therefore, a significant portion of executive compensation is comprised of "at risk" incentives.

         Key objectives of the compensation program are to:

         * Provide a strong, direct link between the Company's financial and strategic goals and executive compensation.

         * Align the financial interest of executives with those of its stockholders through equity-based plans.

         * Motivate executives to achieve operating goals through an emphasis on performance-based compensation.

         * Provide competitive total compensation that recognizes individual performance and that can attract and retain high caliber key executives critical to the long-term success of the Company.

         To maintain a competitive level of total executive compensation, the Committee periodically evaluates the compensation packages of competitor companies. This analysis provides the Committee with competitive data on the mix of compensation elements and overall compensation levels.

         The Company participates each year in the Annual Radford Benchmark Salary Survey sponsored by Alexander & Alexander Consulting Group. This survey includes data from 429 high technology companies located outside of the San Francisco Bay area which are used for comparison. The Committee's intent is to target total compensation for executives at an average for competitor companies and to exceed average compensation when performance goals are exceeded.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The key components of the Company's executive officer compensation program are base salary, annual incentive bonus and long-term incentives. These elements are described below. In determining compensation, the Committee considers all elements of an executive's compensation package.

         BASE SALARY. The Committee annually reviews the base salary of the Chief Executive Officer. In determining appropriate salary levels, the Committee considers individual performance, level of responsibility, scope and complexity of the position, and internal equity and salary levels for comparable positions at the peer companies. In determining the base salary increase for the Chief Executive Officer, the Committee also considers strategic planning, team building and operating results. The Chief Executive Officer, in consultation with the Committee, annually reviews the base salary of the other executive officers based on the same criteria.

         ANNUAL INCENTIVE BONUS. The purpose of the Company's annual incentive bonus is to provide a direct financial incentive in the form of an annual cash bonus to the executive officers and key managers who achieve performance goals established by the Committee. The Committee determines the annual incentive bonus of the Chief Executive Officer and the Chief Executive Officer, in consultation with the Committee, determines the annual incentive bonus of the other executive officers.

         Executives are eligible for target awards under the annual incentive program with maximum payouts ranging from 15% to 100% of base salary, with 100% possible in the case of the Chief Executive Officer only. The size of the target award is determined by the executive's position and competitive data for similar positions at the peer companies. The Company sets high goals and, therefore, the resulting awards decrease or increase substantially if actual employee performance in achieving the Company's goals fails to meet or exceeds target levels. For 1997, performance was assessed against target measures of team building, strategic planning and financing goals. For 1997, Mr. Waxman did not receive an incentive bonus award. However, in January 1998 the Company agreed to guarantee a loan to Mr. Waxman in an amount of $250,000. See "Certain Transactions."

         STOCK OPTIONS. Long-term performance incentives are provided to executives through the Company's Amended and Restated 1995 Omnibus Stock Plan (the "Omnibus Stock Plan"). The Omnibus Stock Plan is administered by the Committee, which is authorized to award stock options to employees of the Company, non-employee directors of the Company and certain advisors and consultants to the Company. At least annually, the Committee considers whether awards will be made to executive officers under the Omnibus Stock Plan. Such awards are based on the scope and complexity of the position, competitive compensation data and the maintenance of the Company's stock at a target share price. The Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting and exercise of each option. Although the Committee's practice has been to grant incentive stock options to employees vesting over three years, recently the Company has begun to grant options a portion of which vest if the Company's Common Stock reaches a price by the first anniversary of the date of grant which is $5.00 greater than its fair market value on the date of grant and maintains such price for a period of ten consecutive business days, a portion of which vest if the Company's Common Stock reaches a price by the second anniversary of the date of grant which is $15.00 greater than its fair market value on the date of grant and maintains such price for a period of twenty consecutive business days, and a portion of which vest if the Company's Common Stock reaches a price by the third anniversary of the date of grant which is $25.00 greater than its fair market value on the date of grant and maintains such price for a period of ten consecutive business days. Options granted to executives vest immediately upon the occurrence of an "Event" as defined in the Omnibus Stock Plan.

         PROFIT SHARING AND RETIREMENT PLAN. The Secure Computing Corporation Profit Sharing and Retirement Plan (the "Retirement Plan") was made effective as of February 1, 1994. The Retirement Plan is intended to be a qualified retirement plan under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by the Company to the Retirement Plan, and income earned thereon, are not taxable to employees until withdrawn from the Retirement Plan (except for contributions under the 401(k) component, which are subject to Social Security withholding); and so that contributions by the Company, if any, will be deductible when made. The purpose of the Retirement Plan is to enable eligible employees, including executive officers, to save for retirement and to provide incentives to increase corporate financial performance by establishing a direct link between profit sharing contributions to employees and corporate financial performance. It may also provide certain benefits in the event of death, disability, or other termination of employment. The Retirement Plan is for the exclusive benefit of eligible employees and their beneficiaries. There are two components to the Retirement Plan, a 401(k)-type component and a Company profit sharing component.

         Under the 401(k) component, employees may contribute up to 12% of their annual compensation, subject to a federally imposed annual maximum which is currently $10,500. The Company may provide additional matching contributions of up to $1.00 for every dollar contributed by that employee in a given year under this component. The plan trustee, at the direction of each participant, invests funds in any of six investment options. In 1997, the Company did not contribute to Mr. Waxman's account under this component of the Retirement Plan.

         The Retirement Plan also provides a profit sharing component, which covers substantially all employees of the Company, including the executive officers. Contributions under this component are limited to the Company's discretionary annual contribution, which is based on the financial performance of the Company. The Company can make contributions of up to 6% of the employee's annual salary. During the first five years of employment, contributions vest based on an employee's years of service. Thereafter, contributions vest immediately.

         EMPLOYEE STOCK PURCHASE PLAN. The Secure Computing Corporation Employee Stock Purchase Plan (the "Purchase Plan") was approved by the Company's stockholders at the 1996 Annual Meeting and became effective July 1, 1996. The purpose of the Purchase Plan is to provide eligible employees with an opportunity to acquire a proprietary interest in the Company through the purchase of its Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Purchase Plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Purchase Plan is administered by the Committee.

         Any employee of the Company or, subject to approval by the Board of Directors, a parent or subsidiary corporation of the Company is eligible to participate in the Purchase Plan for any Purchase Period (as defined below) so long as, on the first day of such Purchase Period, the employee has completed at least six months of continuous service and is customarily employed at least 20 hours per week. "Purchase Period" means each quarter of the Company's fiscal year.

         Any eligible employee may elect to become a participant in the Purchase Plan by authorizing payroll deductions of a specified whole percentage from 1% to 10% of the employee's gross cash compensation. The Company currently has approximately 350 employees who are eligible to participate in the Purchase Plan. Amounts withheld under the Purchase Plan will be held by the Company as part of its general assets until the end of the Purchase Period and will be used to purchase Common Stock of the Company as of the last day of the Purchase Period at a price equal to 85% of the lesser of the fair market value of a share of Common Stock on either the first or last day of the Purchase Period. All amounts so withheld will be used to purchase the number of shares of Common Stock (including fractional shares) that can be purchased with such amount, unless the participant has properly notified the Company that he or she elects to purchase a lesser number of shares of Common Stock or to receive the entire amount in cash. If purchases by all participants would exceed the number of shares of Common Stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of such available shares of Common Stock. Any amount not used to purchase shares of Common Stock will be refunded to the participant in cash.

         Shares of Common Stock acquired by each participant will be held in a general account maintained for the benefit of all participants. Certificates for the number of whole shares of Common Stock purchased by a participant will be issued and delivered to him or her only upon the request of such participant or his or her representative.

         No more than $25,000 in fair market value (determined on the first day of the respective Purchase Periods) of shares of Common Stock may be purchased under the Purchase Plan and all other employee stock purchase plans, if any, of the Company and any parent or subsidiary corporation of the Company by any participant in each calendar year.

         OTHER. Pursuant to the terms of his employment agreement, Mr. Waxman is entitled to receive a monthly car allowance of up to $1,000, relocation expenses, and temporary living quarters in the general vicinity of the Company's headquarters. In 1997, Mr. Waxman received car allowance payments of $12,000 and did not receive any relocation expenses.

REPRICINGS OF STOCK OPTIONS

         Historically, the policy of the Committee has been to set the exercise price of the stock options at the fair market value of the underlying stock on the date of grant. Accordingly, the stock options provide value only when the price of the Company's stock increases above the price on the date of grant.

         On January 23, 1997, the Committee approved the repricing of substitute stock options of an exercise price of $8.00 per share, the fair market value on the date of repricing to all holders of options with exercise prices in excess of $8.00 per share. The Committee's action was in response to the decline in the market price of the Company's stock during the preceding months, which had effectively eliminated the incentive value of options with significantly higher exercise prices. The Committee's decision was based on a number of factors, including the fear of losing skilled, mobile executives. The Committee determined that substitute options were necessary to provide incentives for valued employees of the Company to remain with the Company over an extended period of time.

         On February 13, 1997, the fair market value of the Company's Common Stock had declined to $6.125. Since all conditions of the January 23, 1997 repricing of options had not been satisfied, the Committee declared the January 23, 1997 repricing of options to be null and void, and approved the repricing at $6.125 per share of all stock options with an exercise price in excess of $6.125 per share. The termination date of the repriced options was changed to a date ten years from the date of grant. The grant of new options to non-director employees and outside directors is conditioned upon the termination of each old option held by such employee or outside director. The vesting schedule for the new options issued to non-director employees and the new option for 450,000 shares issued to Mr. Waxman were reset so that the new options were completely unvested on the date of grant, regardless of any vesting that occurred under the old options, and will vest at the rate of one third of the shares covered by the new option on each of February 13, 1998, 1999, and 2000. The vesting schedule for the repriced options to outside directors remains the same as the vesting schedule for the unvested old outside director options. The vesting schedules for Mr. Waxman's option for 300,000 shares and for similar options granted to other executives were revised so that the triggering stock prices and dates are $11.125 on February 13, 1998, $21.125 on February 13, 1999, and $31.125 on
February 13, 2000. All other terms of the repriced options remain the same as the old options. A total of 1,545,175 options, with exercise prices ranging from $6.84 to $30.00 per share, were repriced.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Stephen M. Puricelli, a director of the Company, is the Chairman of the Compensation Committee of the Board of Directors. Mr. Puricelli also is a general partner of Costine Associates, L.P., which is the General Partner of Corporate Venture Partners, L.P. ("CVP"), which owns approximately 6.5% of the Common Stock of the Company. Dennis J. Shaughnessy, Managing Director of Grotech Capital Group, is a member of the Compensation Committee of the Board of Directors. See "Certain Transactions,"

                                             COMPENSATION COMMITTEE

                                             Stephen M. Puricelli, Chairman
                                             Dennis J. Shaughnessy
                                             Betsy S. Atkins



                 EMPLOYMENT CONTRACTS; SEVERANCE, TERMINATION OF
                  EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

         The Company has employment agreements with each of the Named Executive Officers.

         JEFFREY H. WAXMAN. Mr. Waxman entered into an employment agreement with the Company, as amended October 29, 1997, to serve as the Company's President and Chief Executive Officer. The agreement remains in effect until November 4, 1998, unless terminated by Mr. Waxman upon 30 days written notice, subject to the Company's right to terminate the agreement immediately at any time for cause. The agreement shall renew for successive one-year terms unless either party gives written notice to the other of non-renewal within 30 days prior to scheduled renewal. In addition, the Company may terminate the agreement at any time, or not renew the agreement, for any reason, if the Company pays to Mr. Waxman as severance pay an amount equal to one year's base salary (or if greater than one year, base salary for the remainder of the period from the date of termination to November 4, 1998). Mr. Waxman's annual base salary is $375,000, and he is eligible to receive an annual cash performance bonus of up to 100% of base salary. Both Mr. Waxman's base salary and the bonus percentage are subject to review by the Compensation Committee which may make adjustments upward, but not downward. Mr. Waxman also is entitled to all rights and benefits for which Mr. Waxman is eligible under any deferred bonus, pension, group insurance, profit sharing or other Company benefits which may be in force from time to time.

         The agreement also provides Mr. Waxman with a monthly car allowance of up to $1,000, paid separately and not subject to withholding taxes to the extent permitted by law. In consideration for Mr. Waxman's agreement to relocate his residence to the general vicinity of the Company's corporate headquarters, the Company will pay for any of his direct relocation expenses, including the cost of moving household goods and closing costs for the sale of his present home and the purchase of a new home, such as real estate brokers' commissions, together with an additional amount of cash sufficient to pay any personal income taxes payable as a result of the Company's payment of direct relocation expenses. Until Mr. Waxman relocates, the Company will provide him with a furnished apartment, or suitable living quarters, in the general vicinity of the Company's corporate headquarters.

         Pursuant to the agreement, Mr. Waxman was granted a non-statutory option to purchase 450,000 shares of the Company's Common Stock and an additional nonstatutory stock option to purchase up to an additional 300,000 shares of Secure Common Stock upon the occurrence of certain events described below. The purchase price per share for both options is $6.125, as a result of the repricing described in "Executive Compensation--Report of the Compensation Committee--Repricings of Stock Options".

         As a result of the repricing described in "Executive
Compensation--Report of the Compensation Committee--Repricings of Stock Options" herein, the option for 450,000 shares vests over three years at a rate of one-third or 150,000 shares per year on each of February 13, 1997, 1998 and 1999. Such option will also immediately vest in full upon the occurance of an "Event" as set forth in the Omnibus Stock Plan.

         As a result of the repricing of certain options by the Board of Directors, the option for 300,000 shares vests upon the occurrence of the following events: (1) if, on or before February 13, 1998, the closing price of a share of Secure Common Stock is $11.125 or more and maintains or exceeds such price for a period of ten consecutive business days, then the option shall vest as to 100,000 shares of Secure Common Stock; (2) if, on or before February 13, 1999, the closing price of a share of Secure Common Stock is $21.125 or more and maintains or exceeds such price for a period of ten consecutive business days, then the option shall vest as to an additional 100,000 shares of Secure Common Stock; and (3) if, on or before February 13, 2000, the closing price of a share of Secure Common Stock is $31.125 or more and maintains or exceeds such price for a period of ten consecutive business days, then the option shall vest as to an additional 100,000 shares of Secure Common Stock. To the extent that any such event does not occur within the applicable time periods set forth above, then such option shall immediately terminate with respect to the applicable number of shares which have not vested. The per share price targets are subject to appropriate adjustments for stock splits and other changes in the capitalization of Secure, as set forth in the Omnibus Stock Plan.

         During the term of his employment and following the termination of his employment if the Company exercises its option to have Mr. Waxman render consulting services, Mr. Waxman is prohibited from competing with the Company and any of its subsidiaries and he also is prohibited from soliciting employees or customers of the Company or any of its subsidiaries for his own account or the account of a third party.

         TIMOTHY P. MCGURRAN. The Company and Mr. McGurran entered into a three-year employment agreement on August 27, 1996, as amended, pursuant to which Mr. McGurran serves as the Company's Senior Vice President of Operations and Chief Financial Officer. Mr. McGurran's annual base salary was increased from $137,500 to $220,000 to account for cost of living increase (based upon a study provided by an independent compensation consultant) in connection with his relocation to San Jose, California, subject to upward adjustment by the Chief Executive Officer of the Company. Mr. McGurran is also eligible to receive an annual bonus of up to 35% of his base salary if certain performance goals established by the Chief Executive Officer are met. Such percentage is subject to upward adjustment by the Chief Executive Officer of the Company. Under the terms of the agreement, Mr. McGurran was granted options to purchase 100,000 shares of Common Stock under the Company's Omnibus Stock Plan vesting in one-third increments on the first three anniversaries of the date of the agreement. Such options were repriced to an exercise price of $6.125 per share on February 13, 1997. Either party may terminate the agreement; however, if the Company terminates the agreement without cause, Mr. McGurran will be entitled to an amount equal to twelve months of his base salary. Upon termination of expiration of the agreement, the Company shall have the option to retain Mr. McGurran as a consultant.

         JAMES BOYLE. The Company and Mr. Boyle entered into a three-year employment agreement on October 7, 1996, pursuant to which Mr. Boyle serves the Company as Vice President of the Government Division. Mr. Boyle's annual base salary is $120,000, subject to upward adjustment by the Chief Executive Officer of the Company. Mr. Boyle is also eligible to receive an annual bonus of up to 35% of his base salary if certain performance goals established by the Chief Executive Officer are met. Such percentage is subject to upward adjustment by the Chief Executive Officer of the Company. Under the terms of the agreement, Mr. Boyle was granted options to purchase 35,000 shares of Common Stock under the Company's Omnibus Stock Plan vesting in one-third increments on the first three anniversaries of the date of the agreement at an exercise price of $13.50 per share. Such options were repriced to an exercise price of $6.125 per share on February 13, 1997. Either party may terminate the agreement; however, if the Company terminates the agreement without cause, Mr. Boyle will be entitled to an amount equal to six months of his base salary. Upon termination or expiration of the agreement, the Company shall have the option to retain Mr. Boyle as a consultant. In March 1998, the Company and Mr. Boyle mutually agreed to terminate the agreement and Mr. Boyle's employment with the Company.

         CHRISTINE HUGHES. The Company and Ms. Hughes entered into a two-year employment agreement on November 11, 1996, pursuant to which Ms. Hughes serves the Company as Senior Vice President of Marketing and Business Development. Ms. Hughes's annual base salary is $242,000, subject to upward adjustment by the Chief Executive Officer of the Company. Ms. Hughes is also eligible to receive an annual bonus of up to 50% of her base salary if certain performance goals established by the Chief Executive Officer are met. Such percentage is subject to upward adjustment by the Chief Executive Officer of the Company. Under the terms of the agreement, Ms. Hughes was granted options to purchase 200,000 shares of Common Stock under the Company's Omnibus Stock Plan vesting in one-third increments on the first three anniversaries of the date of the agreement at an exercise price of $10.50 per share. Such options were repriced to an exercise price of $6.125 per share on February 13, 1997. Either party may terminate the agreement; however, if the Company terminates the agreement without cause, Ms. Hughes will be entitled to an amount equal to six months of her base salary. Upon termination or expiration of the agreement, the Company shall have the option to retain Ms. Hughes as a consultant.

         GARY TAGGART. The Company and Mr. Taggart entered into a three-year employment agreement on October 7, 1996, pursuant to which Mr. Taggart serves the Company as Vice President of Sales. Mr. Taggart's annual base salary is $140,000, subject to upward adjustment by the Chief Executive Officer of the Company. Mr. Taggart is also eligible to receive a quarterly bonus of up to $25,000 if certain performance goals established by the Chief Executive Officer are met. Under the terms of the agreement, Mr. Taggart was granted options to purchase 40,000 shares of Common Stock under the Company's Omnibus Stock Plan vesting in one-third increments on the first three anniversaries of the date of the agreement. Such options were repriced to an exercise price of $6.125 per share on February 13, 1997. Either party may terminate the agreement; however, if the Company terminates the agreement without cause, Mr. Taggart will be entitled to an amount equal to six months of his base salary.


                             PERFORMANCE EVALUATION

         The graph below compares total cumulative stockholders' return on the Common Stock for the period from the close of the NASDAQ Stock Market - U.S. Companies on the date of the Company's initial public offering of Common Stock (November 17, 1995) to December 31, 1997, with the total cumulative return on the Computer Index for the NASDAQ Stock Market - U.S. Companies (the "Computer Index") and the Composite Index for the NASDAQ Stock Market (the "Composite Index") over the same period. The index level for the graph and table was set to 100 on November 17, 1995 for the Common Stock, the Computer Index and the Composite Index and assumes the reinvestment of all dividends.


                              [PLOT POINTS GRAPH]


                       11/17/95  12/31/95  6/30/96  12/31/96  6/30/97  12/31/97
                       --------  --------  -------  --------  -------  --------

Computer Index            100       96.2    113.2     135.9    115.9     162.5
Composite Index           100      101.4    110.4     121.4    141.4     123.9
Secure Computing Corp.    100      116.1     47.4      18.9     12.2      24.5

                              CERTAIN TRANSACTIONS

         Stephen M. Puricelli is a director of the Company and is a general partner of Costine Associates, L.P., which is the General Partner of Corporate Venture Partners, L.P. ("CVP"), which owns approximately 6.5% of the Common Stock of the Company. Dennis J. Shaughnessy is a director of the Company and is the Managing Director of Grotech Capital Group ("Grotech").

         Pursuant to a Registration Rights Agreement between the Company, Grotech and CVP dated July 14, 1989, as amended by an amendment dated December 13, 1989, the shares of Common Stock issued to CVP and Grotech upon the conversion of the Preferred Stock issued pursuant to the exercise of warrants are subject to certain registration rights. Pursuant to such registration rights, Grotech and CVP and certain permitted transferees have rights to demand registration under the federal securities laws of the shares of Common Stock. In addition, in the event the Company proposes to register additional securities under the federal securities laws, Grotech and CVP (or their permitted transferees) will have rights, subject to certain exceptions and limitations, to have the shares of Common Stock included in such registration statement. The Company has agreed that, in the event of any registration of securities owned by Grotech and CVP (or their permitted transferees) in accordance with the provisions thereof, it will indemnify such persons, and certain related persons, against liabilities incurred in connection with such registration, including liabilities arising under the federal securities laws. The registration rights are subject to certain limitations intended to prevent undue interference with the Company's ability to distribute securities.

         In January 1998, the Company agreed to guarantee a loan by Norwest Bank to Jeffrey Waxman, the Company's Chairman and Chief Executive Officer, in an amount of $250,000, which guarantee shall expire upon the payment of a bonus by the Company to Mr. Waxman in the amount of $250,000. This bonus is contingent upon Mr. Waxman's continued employment as Chief Executive Officer of the Company on July 31, 1998.

         In January 1998, the Company agreed to loan up to $250,000 to Timothy McGurran, the Company's Senior Vice President of Operations and Chief Financial Officer, for the purchase of a home in connection with his relocation to San Jose, California, which loan shall be repaid within five years of the date of the loan.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than ten percent of a registered class of Company's equity securities ("10% Stockholders") to file with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. reports of ownership on Form 3 and reports on change in ownership on Form 4 or Form 5. Such directors, executive officers and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge based solely on a review of copies of forms submitted to the Company, or written representations from certain reporting persons the Company believes all required reports were filed on a timely basis during 1997.

                               ADDITIONAL MATTERS

         The Annual Report of the Company for the year ended December 31, 1997, including financial statements, is being mailed with this Proxy Statement.

         As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of stockholders, it is intended that the shares of Common Stock represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

                                      By Order of the Board of Directors



Dated:  April 29, 1998

P
R
O
X
Y

                          SECURE COMPUTING CORPORATION
                       1998 ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Secure Computing Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 1998 and hereby appoints Jeffrey Waxman and Timothy McGurran, or either of them, proxies and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of Secure Computing Corporation to be held on May 14, 1998, at 2:00 p.m., local time, at 80 South Eighth Street, Suite 5000, IDS Tower, Minneapolis, Minnesota, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

         This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the specified nominee as director, FOR the approval of the amendment to the Amended and Restated 1995 Omnibus Stock Plan, FOR the ratification of Ernst & Young LLP as independent accountants for the fiscal year ended December 31, 1998, and as said proxies deem advisable on such other matters as may properly come before the meeting.


                                                              -----------
     CONTINUED AND TO BE SIGNED ON REVERSE SIDE               SEE REVERSE
                                                                  SIDE
                                                              -----------

P
R
O
X
Y

[ X ]  Please mark
       votes as in
       this example.

                                                         FOR   AGAINST   ABSTAIN
              1.  PROPOSAL TO ELECT BETSY S. ATKINS      [ ]     [ ]       [ ]
                  AND STEVEN M. PURICELLI AS
                  DIRECTORS TO SERVE FOR A THREE-YEAR
                  TERM THAT EXPIRES UPON THE ANNUAL
                  MEETING OF STOCKHOLDERS IN 2001, OR
                  UNTIL THEIR SUCCESSORS ARE DULY
                  ELECTED:

                                                         FOR   AGAINST   ABSTAIN
              2.  PROPOSAL TO APPROVE AMENDMENT OF       [ ]     [ ]       [ ]
                  THE AMENDED AND RESTATED 1995
                  OMNIBUS STOCK PLAN.

                                                         FOR   AGAINST   ABSTAIN
              3.  PROPOSAL TO RATIFY THE APPOINTMENT     [ ]     [ ]       [ ]
                  OF ERNST & YOUNG LLP AS THE
                  INDEPENDENT ACCOUNTANTS OF THE
                  COMPANY.


                           In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.


        MARK HERE    ---   This Proxy should be marked, dated, signed by the
        FOR ADDRESS  | |   shareholder(s) exactly as his or her name appears
        CHANGE AND   | |   hereon, and returned promptly in the enclosed
        NOTE BELOW   ---   envelope. Persons signing in a fiduciary capacity
                           should so indicate. If shares are held by joint tenants or as community property, both should sign.

                           Signature:                           Date
                                      ------------------------       --------
                           Signature:                           Date
                                      ------------------------       --------